UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact name of registrant as specified in its charter)

Delaware	001-32853	20-2777218
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

526 South Church Street,
Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(704) 594-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Approval of 2006 Long-Term Incentive Plan

The shareholders of Duke Energy Corporation (the “Company”) approved the Duke Energy Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”) at the annual meeting of the Company’s shareholders on October 24, 2006.  The 2006 Plan replaces the Company’s existing long-term incentive plans (although awards previously granted under those plans remain outstanding in accordance with their terms).  The 2006 Plan generally authorizes the Company’s Compensation Committee to grant equity-based compensation to the Company’s key employees and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, performance shares, performance units, phantom stock, stock bonuses and dividend equivalents.  The Company reserved 60,000,000 shares of its common stock for issuance under the 2006 Plan.  The foregoing description of the 2006 Plan is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.1 to this Form 8-K.

Approval of Compensation for the President & Chief Executive Officer of Gas Business

On October 23, 2006, the Compensation Committee established the annual base salary, short-term incentive opportunity and long-term incentive opportunity for Mr. Fred J. Fowler, who will serve as the President & Chief Executive Officer of the gas company following the Company’s separation of its gas business.  Effective as of the date of the spin-off of the Company’s gas business, Mr. Fowler’s annual base salary will be $950,000, his target short-term incentive opportunity level will be 90% of annual base salary, and his long-term incentive opportunity level will be 220% of his annual base salary.

Approval of Severance and Consulting Arrangement for Dr. Ruth G. Shaw

The Company previously announced that Dr. Ruth G. Shaw would retire on April 30, 2007.  In connection with her retirement, on October 23, 2006, the Compensation Committee approved a Severance and Consulting Agreement for Dr. Shaw.  Pursuant to the terms of this agreement, Dr. Shaw will receive, upon her retirement, the severance benefits contemplated under the Key Employee Severance Agreement and Release that she entered into with the Company on August 18, 1999.  In particular, she will receive: (i) a lump sum payment equal to two times her annual base salary and target annual bonus, (ii) a lump sum payment equal to the anticipated premiums that she will pay for continued medical, dental and life insurance coverage for a period of two years, (iii) a lump sum payment equal to the contributions that she would have received or accrued under the Company’s retirement plans had she continued employment for an additional two years, (iv) continued vesting of certain equity awards for a two-year period, and (v) a pro-rated target annual bonus for the 2007 period.  In addition, in consideration for providing consulting services for a two-year period commencing on May 1, 2007, Dr. Shaw will receive $25,000 per month for a three-year period commencing May 2008.  The Company may terminate the consulting agreement, in its sole discretion, if Dr. Shaw becomes employed by another employer during the consulting period.  Dr. Shaw will waive the right to receive severance or other benefits under her Severance and Retention Agreement dated April 4, 2006.  The foregoing description of the Severance and Consulting Agreement between the Company and Dr. Shaw is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 27, 2006	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Duke Energy Corporation 2006 Long-Term Incentive Plan
10.2	Severance and Consulting Arrangement Between Duke Energy Corporation and Dr. Ruth G. Shaw